Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the Annual Report of PETsMART, Inc. (the “Company”) on Form 10-K for the period ended January 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Philip L. Francis, the Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 11, 2005

/s/ Philip L. Francis

Philip L. Francis
Chairman of the Board of Directors and
Chief Executive Officer